Exhibit 10.20

lngredion Incorporated 5 Westbrook Center Westchester  IL 60 IS Un1tcd Stales lngredion january 28, 2019 janet Bawcom Dear Janet: On behalf of lngredion Incorporated, (the "Company" or "lngredion"), we are pleased to offer you the position of Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer reporting to the President and Chief Executive Officer with an effective date of April I, 2019 ("Effective Date"). The following compensation and benefits are being offered should you choose to accept this position: • Base Salary: You will receive a base salary (gross) at an annual rate of $480,000 in accordance with lngredion's US payroll procedures, which currently provide for semi-monthly payments, on the 15th and the last day of the calendar month. Your base salary includes compensation for all time worked, as well as appropriate consideration for Company holidays and other time off. Your base salary will be considered for adjustment as part of our normal year-end performance management and compensation process. Your next salary review and adjustment will be in February 2020. Your position is grade level 0 and is exempt. Short-Term Incentive: You will have the opportunity to earn an annual incentive under the • Company's annual incentive plan (as in effect or amended from time time) of 65% of base salary and a maximum of 130% of base salary. Your incentive for 2019 will be prorated based on the Effective Date and will be based on the achievement of performance goals established by the Company's Compensation Committee. Lone-term Incentive: Based on the level of this position, it is expected that you will eligible to • participate in lngredion's Stock Incentive Plan (as in effect or amended from time time). All awards granted as an eligible participant of this program are based on performance and are subject to Compensation Committee approval. Retention Cash Bonus and Sign-on Retention LTIP Grant: • o Retention Cash Bonus: lngredion will pay you a retention bonus in March, 2020 in the amount of $250,000, paid in one lump sum payment, less withholding required by law. As a condition of the bonus, you must be actively employed by lngredion on the date of the payment. In the event you voluntarily leave the organization within a two-year period from the Effective Date, you will be required to reimburse the Company the gross amount of the retention bonus prorated monthly from your start. o Sign-on Retention LTIP Grant: The Company will recommend to the Company's Compensation Committee no later than May I. 2019, that you receive a one-time equity award in RSUs valued at $725,000. Vesting of this award will occur three years from the date of grant. subject to the terms and conditions of the applicable plan documents and award agreement. The full term of these awards will be provided to you upon approval by the Compensation Committee of the Board of Directors.

• US Benefit Package : o You and your eligible family members will have the opportunity to participate in lngredion's benefits programs. subject to their respective terms. I invite you to learn more about these plans in the included benefits summary for new employees. o Details on how to enroll will be provided on your first day of employment. Please be aware that nothing in this offer letter shall limit the Company's ability to change, modify, cancel or amend any such policies or plans at any time without prior notice. Executive Perquisites: • o You will have the choice of I) Company car allowance of $1 5,000 per annum paid through U.S. payroll, or 2) Lease of a Company vehicle. You will be eligible for a financial advisory perquisite reimbursement of up to $5,500 and an annual executive physical. You will be eligible to participate in the lngredion Incorporated Supplemental Executive Retirement Plan ("SERP"), subject to its terms. The SERP offers pretax deferrals of up to 20% of your salary and up to 75% of your bonus, and it restores savings and employer matching contributions which would otherwise be lost due to IRS limits.• Vacation and floating  holidays: o You are eligible to receive four weeks of vacation annually, prorated in your first year, subject to the Company's applicable policies as in effect or amended from time to time. During the first year, newly hired employees begin accruing vacation at the rate of one twelfth (1/12) of their annual vacation eligibility for each completed calendar month of service after their date of hire. Please note, unless hired on the first calendar day of the month, you will not earn any vacation during the month you were hired. You will be eligible for the full four weeks of vacation starting January I,2020. o In addition, lngredion grants two (2) floating holidays annually to full-time employees. Employees hired on or before October I will be granted the full complement of two (2) floating holidays as of their date of hire. Employees hired after October I will be granted one (I) floating holiday in the year in which they are hired and will receive the full complement of 2 floating holidays on January I st following your hire date. Stock Ownership Requirements • o You will be subject to a stock ownership requirement of three-times-base-salary and have five years to achieve this level. Share ownership for this purpose includes direct and indirect ownership of common stock, including restricted stock and shares held through the lngredion 40 I(k) plan, RSUs and phantom stock units held in the SERP. Stock options and unvested performance shares are not included in ownership for this purpose. Please note that unless or until the ownership requirement has been achieved, you are not permitted to sell shares of common stock other than to fund the payment of the exercise price of options or to fund the payment of taxes upon the exercise of options or vesting of restricted stock units ("RSUs") or shares of restricted stock. o o • Relocation expenses: o You are eligible for relocation benefits per the lngredion US and Canada Relocation Policy. A summary of benefits based on your Tier I relocation eligibility is attached . - . -· .' - - .-. - -

along with a Repayment Agreement, which must be signed and returned prior to receiving any benefits under the Policy. o All reimbursable relocation expenses must be incurred within one year from the Effective Date. o Upon acceptance of the offer. our relocation management company will assign a relocation specialist to you to conduct a thorough review of the authorized benefits. •Confidentiality and Intellectual Property Rights and Non-Competition Agreements o The terms and conditions of this offer remain contingent upon your agreement to the Restrictive Covenants contained in the form of Executive Severance Agreement provided by the Company. the terms and conditions of which shall be deemed incorporated herein by reference, but which shall survive termination of your employment in accordance with its terms. This letter of agreement and the Executive Severance Agreement shall constitute the entire agreement and understanding with respect to the matters described herein, and supersede any and all prior and/or contemporaneous agreements and understandings, oral or written. You agree that the benefits provided in this offer letter and the other benefits offered in the Executive Severance Agreement constitute sufficient consideration for your execution of these agreements. o As a condition of all bonuses and reimbursements offered above, you must submit written acceptance of this offer, sign the Executive Severance Agreement, and sign the enclosed reimbursement agreement(s) and return them, in their entirety, within five (5) business days after the date of this offer letter. You confirm that, as of the Effective Date, you are (or will be) separated from your employment with, or other engagement by any former employer or other entity, and that you do not have (and are not otherwise bound by) any agreement or any other legal, contractual or other obligation with any prior employer that could restrict you from being employed by the Company or in any way affect your ability to properly perform your duties and obligations with the Company. You further confirm that you have not disclosed or made use of, and will not disclose or make use of, in connection with your employment with the Company, any confidential or other proprietary or legally protected information of any former employer or other person or entity. In addition, your employment with lngredion is contingent upon your providing us with a complete copy of all agreements with your current and former employers regarding inventions, non-disclosure of confidential information, non-compete/non-solicitation agreements, or any other employment restrictions that may impact your ability to perform the duties assigned to you. Pre-employment requirements This offer and your continued employment are contingent upon the satisfactory completion of a background check, passing a pre-employment drug screen and medical evaluation (if applicable and where allowable by law), and the submission of proof of authorization to work in the United States. Once we receive written acceptance of this offer, we will begin our background verification and confirmation of the information you provided on the application form. You will not be able to begin work until we have satisfactorily completed the pre-employment requirements. Your current employer information will be verified as part of this process.

Employment eligibility verification As a result of the Immigration Reform and Control Act of 1986, all employers are required by law to verify the work authorization status of each person they hire. Therefore, on your first day of work, you will be asked to complete the 1-9 Employment Eligibility Verification form. As detailed on the enclosed Employment Eligibility Verification List of Acceptable Documents, you must provide original documentation of your identity and work authorization within three days of your first day of work. The list of documents which are acceptable for this purpose are outlined in the Employment Eligibility Verification (1-9), which is attached for your reference. Please plan to bring these documents with you on your first day so we can complete this process in compliance with the federal rules. Withholding requirements All amounts paid or provided to you under this offer letter will be subject to any applicable income, payroll or other tax withholding requirements. At-will employment Nothing stated in this offer letter nor in any of our prior communications constitutes, or may be construed as, a commitment to, or contract of or for, employment for any specific duration. Your employment with the Company will be "at will," which means you may leave the Company, or the Company may require you to leave its employ, for any reason, at any time, except as otherwise provided by law. This at-will relationship will remain In effect throughout your employment with the Company and any of its successors, affiliates or related entities, unless it is modified by a specific, express, written employment contract which is signed by you and an authorized executive of the Company. Next steps To accept this offer, please complete, sign and return all documents as indicated in this letter to Robert Simitz by scanning and emailing the signed documents to Robert.Simitz@lngredion.com. janet. we look forward to your acceptance of this offer and the valuable contributions you will make at lngredion.

Sincerely,

/s/ James P. Zallie
James P. Zallie
President and Chief Executive Officer

I accept the terms and conditions set forth in this letter.

Signature:	/s/ Janet Bawcom	Date:	2/1/2019